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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                             _______________

                             AMENDMENT NO. 1
                                   TO
                                FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                         LOWE'S COMPANIES, INC.
         (Exact name of registrant as specified in its charter)


            North Carolina                                56-0578072
(State of incorporation or organization)                (IRS Employer
                                                      Identification No.)
Post Office Box 1111
North Wilkesboro, North Carolina  28656-0001             28656-000001
 (Address of principal executive office)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                Name of each exchange on which
    to be so registered                each class is to be registered

    Preferred Stock Purchase Rights    New York Stock Exchange
    Preferred Stock Purchase Rights    Pacific Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                  None
                            (Title of Class)


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This Amendment No. 1 is being filed to add the Pacific Stock Exchange as an exchange on which the Preferred Stock Purchase Rights will be registered.


                                SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                           LOWE'S COMPANIES, INC.



Dated:  November 20, 1998                  By: __/s/ Thomas E. Whiddon_____
                                               Thomas E. Whiddon
                                               Executive Vice President and
                                               Chief Financial Officer